EXHIBIT 99.2

Pegasystems Inc.

2013 Executive Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2013.

Name	Title	Base Salary	Target Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$400,000	90%

Douglas Kra**	Senior Vice President, Pega Consulting	$310,000	50%

Michael Pyle**	Senior Vice President, Engineering	$305,000	50%

Leon Trefler**	Senior Vice President, Sales	$300,000	20%

*	Percentage of 2013 base salary

**In 2013, Douglas Kra will also be eligible for up to $36,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2013, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2013, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as the potential for an estimated $240,000 in sales commissions.